Exhibit 99.1

CONTACT:
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

DOVER REPORTS SECOND QUARTER 2015 RESULTS

•	Reports quarterly revenue of $1.8 billion, a decrease of 10% from the prior year

•	Achieves quarterly diluted earnings per share from continuing operations of $0.97

•	Expects full year diluted earnings per share from continuing operations to be in the range of $3.75 to $3.90

Downers Grove, Illinois, July 21, 2015 — Dover (NYSE: DOV) announced today that for the second quarter ended June 30, 2015, revenue was $1.8 billion, a decrease of 10% from the prior year. The decrease in revenue was driven by an organic revenue decline of 10% and a 4% unfavorable impact from foreign exchange, partially offset by 4% growth from acquisitions. Earnings from continuing operations were $155.6 million, a decrease of 26% as compared to $210.6 million for the prior year period. Diluted earnings per share from continuing operations ("EPS") for the second quarter ended June 30, 2015 were $0.97, compared to $1.25 EPS in the prior year period, representing a decrease of 22%. EPS for the second quarter ended June 30, 2015 includes restructuring costs of $0.01.

Revenue for the six months ended June 30, 2015 was $3.5 billion, a decrease of 8% over the prior year, reflecting an organic revenue decline of 8% and a 4% unfavorable impact from foreign exchange, partially offset by 4% growth from acquisitions. Earnings from continuing operations for the six months ended June 30, 2015 were $272.8 million, a decrease of 28% as compared to $380.6 million for the prior year period. Diluted EPS for the six months ended June 30, 2015 was $1.69, compared to $2.23 EPS in the prior year period, representing a decrease of 24%. Excluding discrete tax benefits recognized in the prior year period, EPS from continuing operations for the six months ended June 30, 2015 decreased 24% from an adjusted EPS of $2.22 in the prior year period. EPS for the six months ended June 30, 2015 includes restructuring costs of $0.12.

Commenting on the second quarter results, Dover's President and Chief Executive Officer, Robert A. Livingston, said, "In the quarter, we continued to be impacted by diminished demand and customer inventory reductions in our North American Energy markets. We were also affected by reduced customer capital spending in retail refrigeration, oil & gas related pump markets and our industrial businesses within Engineered Systems. These factors offset the benefits of our broad-based cost containment initiatives and restructuring actions, causing our overall results to be below our prior expectations.

“We will continue to manage through these headwinds, especially energy-related, as well as the ongoing impact of a stronger U.S. dollar, with an eye towards future growth and enhanced profitability. I remain confident that the strength of our market positions, combined with the actions we are taking, will enable Dover to deliver an improved second half of 2015.

"Looking forward, our forecast remains unchanged from our recently updated 2015 guidance. We expect full-year revenue to decline 8% to 9%. Within this revenue forecast, organic growth is anticipated to decline 7% to 8%, completed acquisitions will provide approximately 3% growth, and FX is expected to be a 4% headwind. In total, full year adjusted EPS is expected to be in the range of $3.75 to $3.90, inclusive of $0.16 to $0.19 of restructuring charges.”

Net earnings for the second quarter ended June 30, 2015, were $332.4 million, or $2.07 EPS, which included earnings from discontinued operations of $176.8 million, or $1.10 EPS, compared to net earnings of $214.0 million, or $1.27 EPS, for the same period of 2014, which included earnings from discontinued operations of $3.4 million, or $0.02 EPS. Second quarter 2015 earnings from discontinued operations included a gain of $177.8 million, or $1.11 EPS, resulting from the disposition of a business held for sale.

Net earnings for the six months ended June 30, 2015, were $541.9 million, or $3.35 EPS, which included earnings from discontinued operations of $269.1 million, or $1.66 EPS, compared to net earnings of $374.1 million, or $2.19 EPS, for the same period of 2014, which included a loss from discontinued operations of $6.5 million, or $0.04 EPS. 2015 earnings from discontinued operations included gains of $265.6 million, or $1.64 EPS, resulting from the disposition of two businesses held for sale.

Dover will host a webcast of its second quarter 2015 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Tuesday, July 21, 2015. The webcast can be accessed on the Dover website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s second quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenues in excess of $7 billion. We deliver innovative equipment and components, specialty systems and support services through four major operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve.  Recognized for our entrepreneurial approach for 60 years, our team of 26,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible.  Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at www.dovercorporation.com.

Forward-Looking Statements:

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, changes in operations, industries in which Dover businesses operate, anticipated market conditions and our positioning, global economies, and operating improvements. Forward-looking statements may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “suggests,” “will,” “plans,” “should,” “would,” “could,” and “forecast”, or the use of the future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, oil and natural gas demand, production growth, and prices; changes in exploration and production spending by Dover’s customers and changes in the level of oil and natural gas exploration and development; changes in customer demand and capital spending; economic conditions generally and changes in economic conditions globally and in markets served by Dover businesses, including well activity and U.S. industrials activity; Dover's ability to achieve expected savings from integration and other cost-

control initiatives, such as lean and productivity programs as well as efforts to reduce sourcing input costs; the impact of interest rate and currency exchange rate fluctuations; the ability of Dover's businesses to expand into new geographic markets; Dover's ability to identify and successfully consummate value-adding acquisition opportunities or planned divestitures; the impact of loss of a significant customer, or loss or non-renewal of significant contracts; the ability of Dover's businesses to develop and launch new products, timing of such launches and risks relating to market acceptance by customers; the relative mix of products and services which impacts margins and operating efficiencies; increased competition and pricing pressures; the impact of loss of a single-source manufacturing facility; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes or developments, including environmental regulations, conflict minerals disclosure requirements, and tax policies; protection and validity of patent and other intellectual property rights; the impact of legal matters and legal compliance risks; conditions and events affecting domestic and global financial and capital markets; and a downgrade in Dover's credit ratings which, among other matters, could make obtaining financing more difficult and costly. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - SECOND QUARTER 2015

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$1,758,628	$1,962,636	$3,474,129	$3,765,206
Cost of goods and services	1,104,060	1,194,537	2,192,402	2,289,247
Gross profit	654,568	768,099	1,281,727	1,475,959
Selling and administrative expenses	402,695	438,824	837,329	872,228
Operating earnings	251,873	329,275	444,398	603,731
Interest expense, net	31,988	31,961	64,025	64,616
Other income, net	(1,256)	(6,233)	(5,443)	(6,042)
Earnings before provision for income taxes and discontinued operations	221,141	303,547	385,816	545,157
Provision for income taxes	65,507	92,966	112,992	164,535
Earnings from continuing operations	155,634	210,581	272,824	380,622
Earnings (loss) from discontinued operations, net	176,762	3,378	269,082	(6,525)
Net earnings	$332,396	$213,959	$541,906	$374,097

Basic earnings per common share:
Earnings from continuing operations	$0.98	$1.26	$1.70	$2.26
Earnings (loss) from discontinued operations, net	1.11	0.02	1.68	(0.04)
Net earnings	2.10	1.29	3.38	2.23

Weighted average shares outstanding	158,640	166,474	160,137	168,103

Diluted earnings per common share:
Earnings from continuing operations	$0.97	$1.25	$1.69	$2.23
Earnings (loss) from discontinued operations, net	1.10	0.02	1.66	(0.04)
Net earnings	2.07	1.27	3.35	2.19

Weighted average shares outstanding	160,398	168,857	161,876	170,450

Dividends paid per common share	$0.40	$0.375	$0.80	$0.75

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2015			2014
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2014
REVENUE
Energy	$430,423	$366,044	$796,467	$478,773	$481,016	$959,789	$507,334	$550,116	$2,017,239

Engineered Systems
Printing & Identification	230,181	229,934	460,115	231,679	252,354	484,033	257,282	247,569	988,884
Industrials	343,015	363,157	706,172	335,995	361,467	697,462	355,019	344,600	1,397,081
	573,196	593,091	1,166,287	567,674	613,821	1,181,495	612,301	592,169	2,385,965

Fluids	340,236	351,511	691,747	345,009	346,275	691,284	361,797	377,485	1,430,566

Refrigeration & Food Equipment	372,097	448,115	820,212	411,493	522,357	933,850	528,807	458,532	1,921,189

Intra-segment eliminations	(451)	(133)	(584)	(379)	(833)	(1,212)	(664)	(355)	(2,231)
Total consolidated revenue	$1,715,501	$1,758,628	$3,474,129	$1,802,570	$1,962,636	$3,765,206	$2,009,575	$1,977,947	$7,752,728

NET EARNINGS
Segment Earnings:
Energy	$52,305	$40,909	$93,214	$118,968	$114,991	$233,959	$122,738	$105,118	$461,815
Engineered Systems	88,149	96,702	184,851	83,227	101,766	184,993	108,800	93,205	386,998
Fluids	54,634	70,168	124,802	57,942	63,112	121,054	67,559	63,026	251,639
Refrigeration & Food Equipment	36,150	65,732	101,882	44,862	84,926	129,788	78,012	30,934	238,734
Total Segments	231,238	273,511	504,749	304,999	364,795	669,794	377,109	292,283	1,339,186
Corporate expense / other	34,526	20,382	54,908	30,734	29,287	60,021	27,815	29,964	117,800
Net interest expense	32,037	31,988	64,025	32,655	31,961	64,616	31,231	31,332	127,179
Earnings from continuing operations before provision for income taxes	164,675	221,141	385,816	241,610	303,547	545,157	318,063	230,987	1,094,207
Provision for income taxes	47,485	65,507	112,992	71,569	92,966	164,535	92,380	59,152	316,067
Earnings from continuing operations	117,190	155,634	272,824	170,041	210,581	380,622	225,683	171,835	778,140
Earnings (loss) from discontinued operations, net	92,320	176,762	269,082	(9,903)	3,378	(6,525)	6,161	(2,541)	(2,905)
Net earnings	$209,510	$332,396	$541,906	$160,138	$213,959	$374,097	$231,844	$169,294	$775,235

SEGMENT OPERATING MARGIN
Energy	12.2%	11.2%	11.7%	24.8%	23.9%	24.4%	24.2%	19.1%	22.9%
Engineered Systems	15.4%	16.3%	15.8%	14.7%	16.6%	15.7%	17.8%	15.7%	16.2%
Fluids	16.1%	20.0%	18.0%	16.8%	18.2%	17.5%	18.7%	16.7%	17.6%
Refrigeration & Food Equipment	9.7%	14.7%	12.4%	10.9%	16.3%	13.9%	14.8%	6.7%	12.4%
Total Segment	13.5%	15.6%	14.5%	16.9%	18.6%	17.8%	18.8%	14.8%	17.3%

DEPRECIATION AND AMORTIZATION EXPENSE
Energy	$34,427	$32,740	$67,167	$25,575	$25,807	$51,382	$27,145	$33,429	$111,956
Engineered Systems	14,526	14,392	28,918	15,850	15,982	31,832	15,334	14,780	61,946
Fluids	13,848	13,648	27,496	16,366	15,308	31,674	14,019	15,210	60,903
Refrigeration & Food Equipment	16,458	16,406	32,864	17,212	17,451	34,663	17,073	16,965	68,701
Corporate	923	841	1,764	870	1,000	1,870	910	902	3,682
	$80,182	$78,027	$158,209	$75,873	$75,548	$151,421	$74,481	$81,286	$307,188

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2015			2014
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2014
BOOKINGS
Energy	$416,628	$345,079	$761,707	$478,469	$477,162	$955,631	$526,134	$534,646	$2,016,411

Engineered Systems
Printing & Identification	235,636	224,209	459,845	250,434	245,445	495,879	249,299	248,082	993,260
Industrials	337,070	336,173	673,243	370,949	363,773	734,722	342,687	374,438	1,451,847
Eliminations	(19)	(6)	(25)	(18)	(16)	(34)	(11)	(11)	(56)
	572,687	560,376	1,133,063	621,365	609,202	1,230,567	591,975	622,509	2,445,051

Fluids	339,310	333,695	673,005	362,943	375,009	737,952	350,853	345,553	1,434,358

Refrigeration & Food Equipment	419,659	486,793	906,452	493,731	542,810	1,036,541	459,099	367,567	1,863,207

Intra-segment eliminations	(628)	(417)	(1,045)	(506)	(1,089)	(1,595)	(737)	(644)	(2,976)

Total consolidated bookings	$1,747,656	$1,725,526	$3,473,182	$1,956,002	$2,003,094	$3,959,096	$1,927,324	$1,869,631	$7,756,051

BACKLOG
Energy	$212,060	$194,819		$210,846	$206,415		$232,739	$233,347

Engineered Systems
Printing & Identification	108,151	103,403		131,298	128,912		115,352	110,359
Industrials	276,598	248,592		266,517	268,680		254,612	282,598
	384,749	351,995		397,815	397,592		369,964	392,957

Fluids	259,504	240,389		328,617	348,508		323,424	277,834

Refrigeration & Food Equipment	337,084	373,193		431,298	450,065		376,141	282,507

Intra-segment eliminations	(595)	(354)		(374)	(211)		(302)	(431)

Total consolidated backlog	$1,192,802	$1,160,042		$1,368,202	$1,402,369		$1,301,966	$1,186,214

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

	2015			2014
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2014
Basic earnings (loss) per common share:
Continuing operations	$0.72	$0.98	$1.70	$1.00	$1.26	$2.26	$1.36	$1.04	$4.67
Discontinued operations	0.57	1.11	1.68	(0.06)	0.02	(0.04)	0.04	(0.02)	(0.02)
Net earnings	1.30	2.10	3.38	0.94	1.29	2.23	1.40	1.03	4.65

Diluted earnings (loss) per common share:
Continuing operations	$0.72	$0.97	$1.69	$0.99	$1.25	$2.23	$1.34	$1.03	$4.61
Discontinued operations	0.57	1.10	1.66	(0.06)	0.02	(0.04)	0.04	(0.02)	(0.02)
Net earnings	1.28	2.07	3.35	0.93	1.27	2.19	1.38	1.02	4.59

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$0.72	$0.97	$1.69	$0.97	$1.25	$2.22	$1.31	$1.01	$4.54

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$117,190	$155,634	$272,824	$170,041	$210,581	$380,622	$225,683	$171,835	$778,140
Discontinued operations	92,320	176,762	269,082	(9,903)	3,378	(6,525)	6,161	(2,541)	(2,905)
Net earnings	209,510	332,396	541,906	160,138	213,959	374,097	231,844	169,294	775,235

Average shares outstanding:
Basic	161,650	158,640	160,137	169,750	166,474	168,103	166,021	164,589	166,692
Diluted	163,323	160,398	161,876	172,013	168,857	170,450	168,343	166,467	168,842

Note:
Earnings from continuing operations are adjusted by discrete tax items and other one-time gains to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2015			2014
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2014
Adjusted earnings from continuing operations:
Earnings from continuing operations	$117,190	$155,634	$272,824	$170,041	$210,581	$380,622	$225,683	$171,835	$778,140
Gains (losses) from discrete and other tax items	—	—	—	2,541	(635)	1,906	5,524	3,860	11,290
Adjusted earnings from continuing operations	$117,190	$155,634	$272,824	$167,500	$211,216	$378,716	$220,159	$167,975	$766,850

Adjusted diluted earnings per common share:
Earnings from continuing operations	$0.72	$0.97	$1.69	$0.99	$1.25	$2.23	$1.34	$1.03	$4.61
Gains (losses) from discrete and other tax items	—	—	—	0.01	—	0.01	0.03	0.02	0.07
Adjusted earnings from continuing operations	$0.72	$0.97	$1.69	$0.97	$1.25	$2.22	$1.31	$1.01	$4.54

* Per share data may not add due to rounding.

DOVER CORPORATION
QUARTERLY FREE CASH FLOW
(unaudited)(in thousands)

	2015			2014
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2014
Cash flow from operating activities	$131,332	$218,911	$350,243	$28,361	$185,013	$213,374	$292,012	$444,778	$950,164
Less: Additions to property, plant and equipment	(27,956)	(43,807)	(71,763)	(32,695)	(42,550)	(75,245)	(33,532)	(57,256)	(166,033)
Free cash flow	$103,376	$175,104	$278,480	$(4,334)	$142,463	$138,129	$258,480	$387,522	$784,131

Free cash flow as a percentage of earnings from continuing operations	88.2%	112.5%	102.1%	(2.5)%	67.7%	36.3%	114.5%	225.5%	100.8%

Free cash flow as a percentage of revenue	6.0%	10.0%	8.0%	(0.2)%	7.3%	3.7%	12.9%	19.6%	10.1%